EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Tel-Com Wireless Cable TV Corporation
Miami, Florida

         We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 27, 1998, relating to the consolidated financial statements and schedules of Tel-Com Wireless Cable TV Corporation appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

                                             /s/ BDO SEIDMAN, LLP
                                             -----------------------------------
                                             BDO SEIDMAN, LLP

               Miami, Florida
               May 28, 1998